UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2009

INTERNATIONAL GAME TECHNOLOGY

(Exact name of Registrant as specified in its charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9295 Prototype Drive, Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

(775) 448-7777

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2009, International Game Technology (the “Company”) entered into a second amended and restated Credit Agreement, dated as of that date, with Wells Fargo Bank, N.A. as Administrative Agent, Bank of America, N.A., as Syndication Agent, The Royal Bank of Scotland PLC, the Bank of Tokyo-Mitsubishi UFJ, Ltd./Union Bank of California, N.A., and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents, and Banc of America Securities LLC, Wells Fargo Bank, N.A. and RBS Securities, Inc., as Joint Lead Arrangers and Joint Book Managers, and a syndicate of other lenders (the “Amended Credit Facility”).

The Amended Credit Facility amends and restates a $2.5 billion unsecured Credit Agreement, dated as of December 20, 2005, by and between the Company and Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A. as Syndication Agent, The Royal Bank of Scotland PLC, Wachovia Bank, National Association, and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents, and Banc of America Securities LLC, Wells Fargo Bank, N.A. and The Royal Bank of Scotland PLC, as Joint Lead Arrangers and Joint Book Managers, and a syndicate of other lenders (the “Original Credit Facility”).  The Original Credit Facility, which was scheduled to expire on December 19, 2010, was superseded with the execution of the Amended Credit Facility.

The Amended Credit Facility provides a revolving credit line of up to $2.075 billion, which is subject to reduction to not less than $1.5 billion as further described below.  Commitments under the Amended Credit Facility totaling $408.5 million (or such applicable lower amount in the event of a reduction as described below) (the “Class B Commitments”) will mature on the Original Credit Facility’s original maturity date of December 19, 2010.  The remaining commitments under the Amended Credit Facility (the “Class A Commitments”) will mature on June 8, 2012.

In the event the Company incurs or issues any indebtedness consisting of bonds or similar securities (but excluding any indebtedness under the Amended Credit Facility or similar loan facility), the Class B Commitments of existing lenders under the Original Credit Facility who consented to the term extension in the Amended Credit Facility and extended more than 50% of their commitments will be reduced ratably as provided in the Amended Credit Facility by an amount equal to 50% of the face amount of such bonds or securities.  If any amount remains after all such Class B Commitments have been retired, the Class A Commitments of such lenders will also be ratably reduced, provided that no further reductions will be made once the aggregate Class A Commitments have been reduced to $1.5 billion.

The Class A Commitments and the Class B Commitments are available under the Amended Credit Facility for direct borrowings and up to $100.0 million is available for the issuance of letters of credit.  In addition, a portion of the commitments under the Amended Credit Facility, not exceeding $50.0 million, is available for direct borrowings from Wells Fargo Bank N.A., in its capacity as the swingline lender.  At the maturity of the Class B Commitments on December 10, 2010, the Company will be required to prepay outstanding loans in an amount sufficient to reduce the outstanding principal amount of such loans to not in excess of the aggregate Class A Commitments, and one-half of all loans outstanding after such prepayment will be converted to term loans.  The Company is required to repay the aggregate principal amount of such term loans in six installments, the first five of which are equal to 1.25% of the original principal amount of the term loans and are payable on March 31, 2011 and on the last business day of each June, September, December and March thereafter through and including March 31, 2012, and the final installment of which is due on June 8, 2012 and is equal to the aggregate principal amount of the term loans outstanding on such date.

The Company’s obligations under the Amended Credit Facility are generally unsecured, except that the Company has agreed that, in the event of certain declines in the Company’s debt ratings as described in the Amended Credit Facility, as soon as reasonably practicable thereafter, the Company will grant a lien on 100% of the equity interests of the Company’s directly and wholly-owned domestic subsidiaries and 66% of the equity interests of the Company’s directly and wholly-owned foreign subsidiaries pursuant to the terms of a Pledge and Security Agreement.  The 3.25% Convertible Notes due 2014 issued and sold by the Company in May 2009, certain other bonds or similar securities issued by the Company and certain interest rate hedges provided by lenders under the Amended Credit Facility or their affiliates are permitted to share in any collateral granted pursuant to the Pledge and Security Agreement.  The lien granted under the Pledge and Security Agreement will be subsequently released if the Company thereafter satisfies the minimum debt rating requirements set forth in the Amended Credit Facility for at least three consecutive calendar months.

The Company expects to have initial borrowings outstanding of approximately $810.0 million under the Amended Credit Facility.  The interest rates and facilities fees applicable to the Amended Credit Facility are based on the Company’s debt ratings or the Company’s debt to capitalization ratio as more specifically provided in the Amended Credit Facility.  Initially, for the Class A Commitments the applicable interest rate is LIBOR plus 260 basis points and the applicable facility fee is 65 basis points, and for the Class B Commitments the applicable interest rate is LIBOR plus 37.5 basis points and the applicable facility fee is 12.5 basis points.

The Amended Credit Facility requires the Company to maintain certain financial covenants:

•                  a minimum ratio of (i) Adjusted Consolidated EBITDA to (ii) Consolidated Interest Expense minus all interest paid or accrued during such period in respect of Jackpot Liabilities (as each such term is defined in the Amended Credit Facility) and minus all non-cash interest expense, and

•                  a maximum ratio of (i) Consolidated Total Debt to (ii) Adjusted Consolidated EBITDA (as each such term is defined in the Amended Credit Facility).

The Amended Credit Facility also contains covenants that, subject to specified exceptions, restrict the Company’s ability to, among other things:

•                  permit its subsidiaries to incur additional debt, guaranty debt or enter into swap agreements;

•                  incur liens;

•                  merge with or acquire other companies, liquidate or dissolve;

•                  sell, transfer, lease or dispose of substantially all of its assets;

•                  change the nature of its business; and

•                  declare or make cash dividends or distributions or pay cash for the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of the Company’s capital stock or equity interests or any return of capital to the Company’s stockholders, except as expressly permitted under the Amended Credit Facility.

Upon the occurrence of an event of default under the Amended Credit Facility, the lenders may cease making loans, terminate the commitments under the Amended Credit Facility, and declare all amounts outstanding to be immediately due and payable.  The Amended Credit Facility specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, the failure to make timely principal and interest payments or satisfy the covenants, including the financial covenants described above.

The full text of the Amended Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The press release, dated June 8, 2009, announcing the Amended Credit Facility is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or Obligations under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description
10.1

Second Amended and Restated Credit Agreement, dated as of June 8, 2009, with Wells Fargo Bank, N.A. as Administrative Agent, Bank of America, N.A., as Syndication Agent, The Royal Bank of Scotland PLC, the Bank of Tokyo-Mitsubishi UFJ, Ltd./Union Bank of California, N.A., and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents, and Banc of America Securities LLC, Wells Fargo Bank, N.A. and RBS Securities, Inc., as Joint Lead Arrangers and Joint Book Managers, and a syndicate of other lenders

99.1	Press Release dated June 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: June 8, 2009	By:	/s/ Patrick Cavanaugh
Patrick Cavanaugh
Executive Vice President
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1

Second Amended and Restated Credit Agreement, dated as of June 8, 2009, with Wells Fargo Bank, N.A. as Administrative Agent, Bank of America, N.A., as Syndication Agent, The Royal Bank of Scotland PLC, the Bank of Tokyo-Mitsubishi UFJ, Ltd./Union Bank of California, N.A., and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents, and Banc of America Securities LLC, Wells Fargo Bank, N.A. and RBS Securities, Inc., as Joint Lead Arrangers and Joint Book Managers, and a syndicate of other lenders

99.1	Press Release dated June 8, 2009